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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-235349

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration fee(2)(3)

Common Stock, par value $0.01 per share	7,935,000	$14.50	$115,057,500	$14,934.47

(1)
Includes 1,035,000 shares of common stock that may be purchased by the underwriters upon exercise of their option to purchase additional shares of common stock.

(2)
Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the filing fee is being partially offset by the fee previously paid with respect to $100,000,000 aggregate amount of unsold securities previously registered pursuant to Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-3 (File No. 333-219959), which was filed by the registrant on March 1, 2019, deemed terminated by operation of Rule 415(a)(6) on December 4, 2019 and withdrawn on January 13, 2020.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 4, 2019)

6,900,000 Shares

Common Stock

               We are offering 6,900,000 shares of our common stock in this offering.

               Our common stock is traded on The Nasdaq Global Market under the symbol "OMER." On August 11, 2020, the last reported sale price of our common stock on The Nasdaq Global Market was $15.89 per share.

               Concurrently with this offering of our common stock, we are offering, through a separate prospectus supplement, 5.25% convertible senior notes due 2026 (the "2026 convertible notes"), in an aggregate principal amount of $210.0 million, plus up to an additional $31.5 million aggregate principal amount of 2026 convertible notes that the underwriters of the concurrent offering have the option to purchase from us (the "concurrent offering"). The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, the securities being offered in the concurrent offering. See "Description of the Concurrent Offering."

	Per Share	Total(2)
Public offering price	$14.50	$100,050,000
Underwriting discounts and commissions(1)	$0.87	$6,003,000
Proceeds, before expenses, to us	$13.63	$94,047,000

(1)
See "Underwriting" for additional information regarding the compensation payable to the underwriters.

(2)
Assumes no exercise of the underwriters' option to purchase additional shares of our common stock.

               Investing in our common stock involves significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption "Risk Factors" beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

               We have granted the underwriters an option to purchase up to 1,035,000 additional shares of our common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement. If the underwriters exercise the option in full, the total proceeds to us, before expenses, will be $108,154,050.

               Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

               The underwriters expect to deliver the shares of common stock against payment on or about August 14, 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

Cantor

Co-Manager

WBB Securities

The date of this prospectus supplement is August 11, 2020.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. For a more detailed understanding of our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information."

              This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-235349) that we filed with the SEC on December 4, 2019. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus.

              Neither we nor the underwriters have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

              This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

              Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms "Omeros," "we," "us" and "our" refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

ii

 FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), which are subject to the "safe harbor" created by those sections for such statements. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to them. All statements other than statements of historical fact are forward- looking statements. Terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "likely," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Supplement Summary" and "Risk Factors," and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of these statements include, but are not limited to, statements regarding:

  •
  our expectations related to obtaining permanent separate or similar reimbursement for OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1%/0.3% from the Centers for Medicare & Medicaid Services ("CMS") for periods after September 30, 2020, and our expectations regarding reimbursement coverage for OMIDRIA by commercial and government payers;

  •
  our estimates regarding how long our existing cash, cash equivalents, short-term investments and revenues will be sufficient to fund our anticipated operating expenses, capital expenditures and debt service obligations;

  •
  our expectations relating to demand for OMIDRIA from wholesalers, ambulatory surgery centers ("ASCs") and hospitals, and our expectations regarding OMIDRIA product sales;

  •
  the severity and duration of the impact of the COVID-19 pandemic on our business, operations, clinical programs and financial results;

  •
  our plans for the marketing and distribution of OMIDRIA and our estimates of OMIDRIA chargebacks and rebates, distribution fees and product returns;

  •
  our expectations regarding the clinical, therapeutic and competitive benefits and importance of OMIDRIA, and our other product candidates;

  •
  our ability to design, initiate, and successfully complete clinical trials and other studies for our products and product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our lead MASP-2 inhibitor, narsoplimab (also referred to as OMS721), and for our other investigational candidates, including OMS527, GPR174, and OMS906;

  •
  our plans and expectations regarding development of narsoplimab for the treatment of COVID-19 or COVID-19-associated acute respiratory distress syndrome ("ARDS"), including statements regarding the therapeutic potential of narsoplimab for treatment of COVID-19 and/or ARDS, planned publications, discussions with government agencies regarding narsoplimab for treatment of COVID-19 or ARDS, plans for future manufacturing of narsoplimab, and expectations for the treatment of additional COVID-19 patients in clinical trials or other settings;

iii

  •
  with respect to our narsoplimab clinical programs, our expectations regarding: whether enrollment in any or all ongoing and planned Phase 3 and Phase 2 clinical trials will proceed as expected; whether we can capitalize on the financial and regulatory incentives provided by orphan drug designations granted by the U.S. Food and Drug Administration ("FDA"), the European Commission ("EC"), or the European Medicines Agency ("EMA"), and whether we can capitalize on the regulatory incentives provided by fast-track and/or breakthrough therapy designations granted by the FDA;

  •
  our expectations regarding clinical plans and anticipated or potential paths to regulatory approval of narsoplimab by the FDA and EMA in hematopoietic stem cell transplant-associated thrombotic microangiopathy ("HSCT-TMA"), Immunoglobulin A ("IgA") nephropathy, and atypical hemolytic uremic syndrome ("aHUS");

  •
  whether and when we will complete the rolling Biologics License Application ("BLA") for narsoplimab in HSCT-TMA and whether and when FDA will accept our submission and grant accelerated or regular approval;

  •
  whether and when a BLA may be filed with the FDA for narsoplimab in any other indication and whether FDA will grant accelerated or regular approval;

  •
  whether and when a marketing authorization application ("MAA") may be filed with the EMA for narsoplimab in any indication, and whether the EMA will grant approval for narsoplimab in any indication;

  •
  our plans for the commercial launch of narsoplimab following any regulatory approval and our estimates and expectations regarding coverage and reimbursement for any approved products;

  •
  our expectation that we will rely on contract manufacturers to manufacture OMIDRIA for commercial sale and to manufacture our product candidates for purposes of clinical supply and in anticipation of potential commercialization;

  •
  our ability to raise additional capital through the capital markets or through one or more corporate partnerships, equity offerings, debt financings, collaborations, licensing arrangements or asset sales;

  •
  any expected selling or hedging activities of various counterparties or other market participants and the potential impact on trading in or the market price of our stock;

  •
  our expectations about the commercial competition that OMIDRIA and our product candidates, if commercialized, face or may face;

  •
  the expected course and costs of existing claims, legal proceedings and administrative actions, our involvement in potential claims, legal proceedings and administrative actions, and the merits, potential outcomes and effects of both existing and potential claims, legal proceedings and administrative actions, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

  •
  the extent of protection that our patents provide and that our pending patent applications will provide, if patents are issued from such applications, for our technologies, programs, products and product candidates;

  •
  the factors on which we base our estimates for accounting purposes and our expectations regarding the effect of changes in accounting guidance or standards on our operating results; and

iv

  •
  our expected financial position, performance, revenues, growth, costs and expenses, magnitude of net losses and the availability of resources.

              Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Given these risks, uncertainties and other factors, actual results or anticipated developments may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual results in subsequent periods may materially differ from current expectations. Except as required by law, we assume no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

v

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights some of the information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. It is not complete and may not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

              We are a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases, disorders of the central nervous system and immune-related diseases, including cancers.

              Our drug product OMIDRIA® is marketed in the United States for use during cataract surgery or intraocular lens ("IOL") replacement to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative pain. In our pipeline we have multiple Phase 3 and Phase 2 clinical-stage development programs focused on complement-mediated disorders, including HSCT-TMA, IgA nephropathy and aHUS, and substance abuse. In addition, we have a diverse group of preclinical programs, including GPR174, a novel target in immuno-oncology that modulates a new cancer immunity axis that we recently discovered. Small-molecule inhibitors of GPR174 are part of our proprietary G protein-coupled receptor ("GPCR") platform through which we control 54 new GPCR drug targets and their corresponding compounds. We also exclusively possess a novel antibody-generating platform. For OMIDRIA and each of our product candidates and our programs, we have retained control of all commercial rights.

Commercial Product

              OMIDRIA is approved by the FDA for use during cataract surgery or IOL replacement to maintain pupil size by preventing intraoperative miosis and to reduce postoperative ocular pain. Outside the U.S., we have received approval from the EC to market OMIDRIA in the European Economic Area for use during cataract surgery and other IOL replacement procedures for maintenance of intraoperative mydriasis (pupil dilation), prevention of intraoperative miosis and reduction of acute postoperative ocular pain.

              OMIDRIA is a proprietary drug product containing two active pharmaceutical ingredients: ketorolac, an anti-inflammatory agent, and phenylephrine, a mydriatic, or pupil dilating, agent. Cataract and other lens replacement surgery involves replacement of the original lens of the eye with an artificial IOL. OMIDRIA is added to standard irrigation solution used during cataract and lens replacement surgery and is delivered intracamerally, or within the anterior chamber of the eye, to the site of the surgical trauma throughout the procedure. Preventing pupil constriction is essential for these procedures and, if miosis occurs, the risk of damaging structures within the eye and other complications increases, as does the operating time required to perform the procedure.

              We launched OMIDRIA in the U.S. in the second quarter of 2015 and sell OMIDRIA primarily through wholesalers which, in turn, sell to ASCs and hospitals. CMS, the federal agency responsible for administering the Medicare program, granted transitional pass-through reimbursement status for OMIDRIA in 2014, effective from January 1, 2015 through December 31, 2017. Pass-through status allows for separate payment (i.e., outside the packaged payment rate for the surgical procedure) under Medicare Part B. In March 2018, Congress extended pass-through reimbursement status for a small number of drugs, including OMIDRIA, used during procedures performed on Medicare Part B fee-for-service patients for an additional two years, running from October 1, 2018 until September 30, 2020.

              We are continuing to pursue permanent separate reimbursement for OMIDRIA beyond the currently scheduled expiration of pass-through reimbursement on September 30, 2020, but we can provide no assurance that these efforts will be successful. In its 2021 outpatient prospective payment system ("OPPS") proposed rule, CMS confirmed the September 30, 2020 expiration of pass-through reimbursement for OMIDRIA and indicated an intention to package payment for OMIDRIA with payment for the associated surgical procedure in both the hospital outpatient department and ASC settings.

              However, CMS is required under the Substance Use—Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act to review OPPS payments for opioids and evidence-based non-opioid alternatives for pain management with a goal to ensure that there are not financial incentives to use opioids instead of non-opioid alternatives, and in 2019 it codified revisions to the ASC payment system pursuant to its policy to "unpackage and pay separately at ASP+6 percent for the cost of non-opioid pain management drugs that function as surgical supplies when they are furnished in the ASC setting." CMS continued this policy, without change, in 2020 and has proposed to extend it again in 2021. During the time that these revisions to the ASC payment system have been in force, they have not applied to OMIDRIA because OMIDRIA has had pass-through status and, accordingly, has not been packaged. OMIDRIA does not contain an opioid, has an FDA-approved label indication for postoperative pain reduction and CMS considers the drug to function as a surgical supply. Based on these criteria, we believe that OMIDRIA will satisfy the criteria for separate payment when provided in the ASC setting once it again becomes packaged following expiration of its pass-through status, and that CMS is required to apply this policy to OMIDRIA as it has to another drug meeting these criteria. We intend to meet with HHS to seek separate payment for OMIDRIA when used in the ASC setting for the fourth quarter of 2020. Although we can provide no assurance regarding whether or when separate payment for OMIDRIA in the ASC setting will be effective, if we are successful in securing separate payment for OMIDRIA for the fourth quarter of 2020, we expect that OMIDRIA will receive similar separate payment in the ASC setting throughout 2021. We also are continuing to pursue other administrative and legislative avenues to secure permanent separate payment or similar reimbursement for OMIDRIA beyond September 30, 2020; however, we cannot provide assurance that these efforts will be successful. If these efforts are not successful we expect to implement an alternative market approach, however, we are likely to have significantly reduced sales of OMIDRIA until we are able to implement such strategy.

Our Product Candidates and Development Programs

              Our clinical product candidates consist of the following:

Product Candidate/Program	Targeted Disease(s)	Development Status	Next Expected Milestone	Worldwide Rights
Clinical
Narsoplimab (OMS721/MASP-2) Lectin Pathway Disorders	HSCT-TMA	Pivotal Trial Complete	Complete BLA and submit MAA	Omeros (In-licensed)
Narsoplimab (OMS721/MASP-2) Lectin Pathway Disorders	IgA nephropathy	Phase 3	Complete Phase 3 patient enrollment or perform 36-week assessment of proteinuria	Omeros (In-licensed)
Narsoplimab (OMS721/MASP-2) Lectin Pathway Disorders	aHUS	Phase 3	Complete Phase 3 patient enrollment	Omeros (In-licensed)
Narsoplimab (OMS721/MASP-2) Lectin Pathway Disorders	Lupus Nephritis and other renal diseases	Phase 2	Determine whether to initiate Phase 3 program	Omeros (In-licensed)
PDE7 (OMS527)	Addictions and compulsive disorders; movement disorders	Phase 1	Initiate Phase 2a study	Omeros (Compounds In-licensed)
PPARg (OMS405)—Addiction	Opioid and nicotine addiction	Phase 2	Further refine development path	Omeros
MASP-3 (OMS906)—Alternative Pathway Disorders	Paroxysmal Nocturnal Hemoglobinuria ("PNH") and other alternative pathway disorders	Clinical trial application ("CTA") and investigational new drug application ("IND") submitted	First human dose in Phase 1 trial	Omeros

              Our pipeline of development programs consists of the following:

Product Candidate/Program	Targeted Disease(s)	Development Status	Next Expected Milestone	Worldwide Rights
Preclinical / Platform
MASP-2—Small-Molecule Inhibitors	aHUS, IgA nephropathy, HSCT-TMA and Age-Related Macular Degeneration	Preclinical	Optimize compounds	Omeros (In-licensed)
MASP-2—Second Generation Antibody	Long-acting second generation antibody targeting lectin pathway disorders	Preclinical	Process development and manufacturing scale-up	Omeros
MASP-3—Small-Molecule Inhibitors	PNH and other alternative pathway disorders	Preclinical	Continue medicinal chemistry and advance co-crystallization efforts	Omeros
GPR174	Immuno-oncologic and wide range of tumors	Preclinical	Optimize compounds	Omeros
GPCR Platform, including GPR151, GPR161, and other Class A Orphan GPCRs	Immunologic, Immuno-oncologic, metabolic, central nervous system, cardiovascular, musculoskeletal & other disorders	Preclinical	Continue drug discovery and selected medicinal chemistry for Class A Orphan GPCRs	Omeros
Antibody Platform	Metabolic, cardiovascular, oncologic, musculoskeletal & other disorders	Preclinical	Continue developing antibodies targeting lectin and alternative pathway of complement system	Omeros (In-licensed)

Recent Developments

Narsoplimab Developments

              In March 2020, in response to a request from physicians at the Papa Giovanni XXIII Hospital in Bergamo, Italy, we initiated a compassionate use program for narsoplimab, our investigational human monoclonal antibody targeting MASP-2, to treat COVID-19 patients with ARDS, a severe and life-threatening symptom of COVID-19.

              The study included a total of six COVID-19 patients treated with narsoplimab under compassionate use, all with ARDS and requiring continuous positive airway pressure ("CPAP") or intubation. At baseline, circulating endothelial cell ("CEC") counts and serum levels of interleukin-6 (IL-6), interleukin-8 (IL-8), C-reactive protein ("CRP"), lactate dehydrogenase ("LDH"), D-dimer and aspartate aminotransferase ("AST") were markedly elevated. During the course of the study institutional guidelines at the treating hospital were updated to require that all COVID-19 patients in the hospital receive steroids. One patient treated with narsoplimab did not receive steroids. Of the five narsoplimab-treated patients who received steroids, two initiated them after already improving such that CPAP was no longer required or was discontinued the following day. The study evaluated CEC counts in a separate group of four patients receiving only steroids for a short duration, and the counts were found to be unaffected by steroid administration. This suggests that any beneficial effect of steroids on COVID-19-associated endothelial damage may be delayed and had little effect on the recovery course of the patients who initiated steroid treatment after improving.

              Narsoplimab treatment was associated with rapid and sustained reduction across all of these markers of endothelial damage and inflammation. In addition, massive bilateral pulmonary thromboses, seen in two of the patients, resolved while on narsoplimab. All six narsoplimab-treated patients recovered and survived. Narsoplimab was well tolerated in the study and no adverse drug reactions were reported. Two control groups with similar baseline characteristics were used for retrospective comparison, both showing substantial mortality rates (ranging from 32% to 53%). A manuscript detailing the results of a study evaluating narsoplimab in patients with severe COVID-19 has been accepted for publication in the peer-reviewed journal of Immunobiology.

              Endothelial damage and resultant thromboses are significant to the pathophysiology of COVID-19, and we believe these data illustrate the importance of inhibiting the lectin pathway to treat ARDS associated with the disease. As we know through our work in HSCT-TMA, an endothelial injury syndrome, endothelial damage activates the lectin pathway of complement. We believe the results observed following narsoplimab treatment in severe COVID-19 patients with ARDS at Papa Giovanni were consistent with those seen in HSCT-TMA and underscore the mechanistic similarities between these two disorders. Narsoplimab has been shown to inhibit lectin pathway activation and block microvascular injury-associated thrombus formation as well as MASP-2-mediated activation of kallikrein and factor XII. We believe such anticoagulant effects may provide therapeutic benefits in both HSCT-TMA and COVID-19.

              We currently are in discussions with agencies within the U.S. federal government regarding potential funding to accelerate large-scale manufacturing of narsoplimab to enable broader availability of narsoplimab for COVID-19 patients and for other COVID-19-related programmatic activities.

MASP-3 Program Developments

              In June 2020 we submitted a CTA with European regulators to initiate clinical trials in Europe evaluating OMS906, our lead human monoclonal antibody from our MASP-3 program. For maximum flexibility in the conduct of our OMS906 clinical trials and to ensure timely progress of our OMS906 program, we also submitted an IND with FDA to initiate clinical trials evaluating OMS906 in the United States. Assuming positive regulatory review of the CTA or IND, as applicable, we plan to initiate the Phase 1 clinical trial evaluating OMS906 in either the United States or Europe, based on the earliest availability of clinical testing sites. We currently expect to begin enrollment in the Phase 1 trial in September. The Phase 1 clinical trial will be a placebo-controlled, double-blind, single-ascending-dose and multiple-ascending-dose study to evaluate the safety, tolerability, pharmacodynamics and pharmacokinetics of OMS906 administered subcutaneously and intravenously to healthy subjects. Following adequate data collected and analyzed in the Phase 1 trial, the initial Phase 2 trial for OMS906 is expected to be conducted in patients with PNH, a rare, acquired, life-threatening disease of the blood.

Concurrent Offering

              Concurrently with this offering, we are offering, through a separate prospectus supplement, the 2026 convertible notes, in an aggregate principal amount of $210.0 million, plus up to an additional $31.5 million aggregate principal amount of 2026 convertible notes that the underwriters of the concurrent offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, the securities being offered in the concurrent offering. See "Description of the Concurrent Offering."

Company Information

              We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000. Our website address is www.omeros.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Common stock offered by us	6,900,000 shares.
Underwriters' option to Purchase additional shares

The underwriters have the option to purchase up to 1,035,000 additional shares of our common stock, which they may exercise, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	61,415,858 shares, or 62,450,858 shares of our common stock if the underwriters option to purchase additional shares of our common stock is exercised in full.
Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization.

See "Use of Proceeds" on page S-18 of this prospectus supplement.
Risk factors	Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement.
The Nasdaq Global Market listing	Our common stock is listed on The Nasdaq Global Market under the symbol "OMER."

Outstanding Shares

              The number of shares of our common stock to be outstanding immediately after this offering, should it be completed in full using the assumptions stated above, is based on 54,515,858 shares outstanding as of June 30, 2020, and excludes as of that date:

  •
  12,785,685 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $11.87 per share;

  •
  243,115 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $20.68 per share; and

  •
  3,471,657 shares of common stock available for future grants under our 2017 Omnibus Incentive Compensation Plan.

              In addition, the number of shares to be outstanding immediately after this offering does not include shares of common stock issuable upon conversion of our 6.25% Convertible Senior Notes due 2023 (the "2023 convertible notes"), to the extent we elect to settle conversions of the 2023 convertible notes in shares of common stock, or any shares of common stock issuable upon the conversion of any 2026 convertible notes, if issued. The conversion price of the 2023 convertible notes is approximately $19.22 per share, but due to the capped call transaction we entered into in connection with the issuance of the 2023 convertible notes, we will only be required to issue shares of common stock or make cash payments to settle conversions to the extent the market price of our common stock at the time of conversion is greater than $28.8360.

              Except as otherwise indicated, all of the information in this prospectus supplement, including the number of shares of common stock outstanding immediately after this offering, assumes no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

              An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Common Stock and This Offering

Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline.

              During the 12-month period ended June 30, 2020, our stock traded as high as $20.92 per share and as low as $8.50 per share. The trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies' stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

              Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book deficit per share of our common stock. After giving effect to the sale of shares of our common stock in this offering at the offering price of $14.50 per share and based on our net tangible book deficit as of June 30, 2020, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $15.60 per share in the net tangible book value of the common stock. The future exercise of outstanding options and warrants and the conversion of the 2023 convertible notes and any 2026 convertible notes that may be issued in the concurrent offering, if completed, will result in further dilution of your investment. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

              Our management will have broad discretion in the application of the net proceeds from this offering, together with the net proceeds from the concurrent offering described below, if it is completed, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately.

If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing shareholders would experience further dilution.

              To the extent that we raise additional funds in the future by issuing equity securities, our shareholders would experience dilution, which may be significant and could cause the market price of our common stock to decline significantly. In addition, approximately 13.0 million shares of common stock as of June 30, 2020 subject to outstanding options and warrants may become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements. Further, as of June 30, 2020, we also had approximately 3.5 million shares of common stock reserved for future issuance under our employee benefit plans that are not subject to outstanding options. If the holders of these outstanding options or warrants elect to exercise some or all of them, or if the shares subject to our employee benefit plans are issued and become eligible for sale in the public market, our shareholders would experience dilution and the market price of our common stock could decline.

Anti-takeover provisions in our charter documents and under Washington law could make an acquisition of us, which may be beneficial to our shareholders, difficult and prevent attempts by our shareholders to replace or remove our current management.

              Provisions in our articles of incorporation and bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on shareholder actions by less than unanimous written consent, restrictions on the ability of shareholders to fill board vacancies and the ability of our board of directors to issue preferred stock without shareholder approval. In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of shareholders owning 10% or more of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We have never declared or paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

              Our business requires significant funding. We currently plan to invest all available funds and future earnings, if any, in the development and growth of our business. Additionally, under the Silicon Valley Bank Loan and Security Agreement, we have agreed not to pay any dividends. Therefore, we currently do not anticipate paying any dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be the sole source of potential gain for shareholders in the foreseeable future, and an investment in our common stock for dividend income should not be relied upon.

Risks Related to the Concurrent Offering

The issuance of shares of our common stock upon conversion of the 2026 convertible notes will dilute the ownership interests of our shareholders and could depress the trading price of our common stock.

              Upon conversion of the 2026 convertible notes being offered in the concurrent offering, we will satisfy part or all of our conversion obligation in shares of our common stock, unless we elect to settle conversions solely in cash. The issuance of shares of our common stock upon conversion of the 2026 convertible notes will dilute the ownership interests of our shareholders, which could depress the trading price of our common stock. In addition, the market's expectation that conversions may occur could depress the trading price of our common stock even in the absence of actual conversions. Moreover, the existence of the 2026 convertible notes may encourage the short selling of our common stock, which could place further downward pressure on the trading price of our common stock.

This offering is not conditioned on the consummation of any other financing, including the concurrent offering.

              Neither the completion of this offering nor of the concurrent offering is contingent on the completion of the other, so it is possible that this offering occurs and the concurrent offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent offering. We cannot assure you that the concurrent offering will be completed on the terms described herein, or at all.

Hedging activity by investors in the 2026 convertible notes could depress the trading price of our common stock.

              We expect that many investors in the 2026 convertible notes being offered in the concurrent offering, including potential purchasers of the 2026 convertible notes following the concurrent offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock. This market activity, or the market's perception that it will occur, could depress the trading price of our common stock.

Provisions in the indenture governing the 2026 convertible notes could delay or prevent an otherwise beneficial takeover of us.

              Certain provisions in the 2026 convertible notes and the indenture governing such notes could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their 2026 convertible notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the 2026 convertible notes and the indenture governing such notes could increase the cost of acquiring us or otherwise discourage a third-party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

We may be unable to raise the funds necessary to repurchase the 2026 convertible notes for cash following a fundamental change, or to pay any cash amounts due upon conversion.

              Noteholders may require us to repurchase their 2026 convertible notes following a "fundamental change" (which will be defined in the indenture governing the 2026 convertible notes to include certain change-of-control events and the delisting of our common stock) at a cash repurchase price generally equal to the principal amount of the 2026 convertible notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the 2026 convertible notes or pay the cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing any future indebtedness may restrict our ability to repurchase the 2026 convertible notes or pay the cash amounts due upon conversion. Our failure to repurchase 2026 convertible notes or to pay the cash amounts due upon conversion when required will constitute a default under the indenture governing the 2026 convertible notes.

The indenture governing the 2026 convertible notes will not restrict us from incurring additional indebtedness, and the incurrence of the 2026 convertible notes and any additional indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations.

              As of June 30, 2020, we had approximately $212.3 million of consolidated indebtedness. We will incur $210.0 million (or, if the underwriters of the concurrent offering fully exercise their option to purchase additional 2026 convertible notes, $241.5 million) of principal amount of additional indebtedness as a result of the concurrent offering and intend to use approximately $127.4 million of the net proceeds from the concurent offering to repurchase approximately $115 million aggregate principal amount of the 2023 convertible notes. The indenture governing the 2026 convertible notes will not contain any meaningful restrictive covenants and will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Accordingly, we may incur a significant amount of additional indebtedness following the concurrent offering, if it is completed. The incurrence of indebtedness could have significant negative consequences for our shareholders and our business, results of operations and financial condition by, among other things:

  •
  increasing our vulnerability to adverse economic and industry conditions;

  •
  limiting our ability to obtain additional financing;

  •
  requiring a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

  •
  limiting our flexibility to plan for, or react to, changes in our business;

  •
  diluting the interests of our existing shareholders as a result of issuing shares of our common stock upon conversion of the notes; and

  •
  placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

              Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, and our cash needs may increase in the future. In addition, future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

The accounting method for the 2026 convertible notes could adversely affect our reported financial condition and results.

              The accounting method for reflecting the 2026 convertible notes on our balance sheet, accruing interest expense for the 2026 convertible notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

              We expect that, under applicable accounting principles, the initial liability carrying amount of the 2026 convertible notes will be the fair value of a similar debt instrument that does not have a conversion feature, valued using our cost of capital for straight, unconvertible debt. We expect to reflect the difference between the net proceeds from the concurrent offering and the initial carrying amount of the notes as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the 2026 convertible notes. As a result of this amortization, the interest expense that we expect to recognize for the 2026 convertible notes for accounting purposes will be greater than the cash interest payments we will pay on the 2026 convertible notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could depress the trading price of our common stock.

              In addition, because we intend to settle conversions by paying the conversion value in cash up to the principal amount being converted and any excess in shares and/or cash, we expect to be eligible to use the treasury stock method to reflect the shares underlying the 2026 convertible notes in our diluted earnings per share. Under this method, if the conversion value of the 2026 convertible notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all the 2026 convertible notes were converted and that we issued shares of our common stock to settle the excess. However, if reflecting the 2026 convertible notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the 2026 convertible notes does not exceed their principal amount for a reporting period, then the shares underlying the 2026 convertible notes will not be reflected in our diluted earnings per share. In addition, if accounting standards change in the future and we are not permitted to use the treasury stock method, then our diluted earnings per share may decline. For example, in July 2019, the Financial Accounting Standards Board published an Exposure Draft proposing to amend the accounting standards applicable to convertible instruments to eliminate the treasury stock method of accounting for such instruments and instead require application of the "if-converted" method. Under that method, if it is adopted, diluted earnings per share would generally be calculated assuming that all the 2026 convertible notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. Although the effect of the "if-converted" method would not affect the calculation of our diluted loss per share (because it would be anti-dilutive), the application of the if-converted method could in the future have the effect of reducing our diluted earnings per share.

              Furthermore, if any of the conditions to the convertibility of the 2026 convertible notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the 2026 convertible notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their 2026 convertible notes and could materially reduce our reported working capital.

The capped call transactions entered into in connection with the concurrent offering may affect the value of our common stock.

              We entered into capped call transactions with the underwriters in the concurrent offering and/or their affiliates and/or other financial institutions (the "option counterparties") concurrently with the pricing of the 2026 convertible notes. The capped call transactions are expected to reduce the potential dilution with respect to our common stock or, at our election (subject to certain conditions), offset any cash payments we will be required to make in excess of the principal amount, upon any conversion of the notes, with such reduction or offset subject to a cap. If the underwriters exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. We expect the capped call transactions will be accounted for as an adjustment to our shareholders' equity.

              We have been informed that in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock at that time.

              In addition, the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 50 trading day period beginning on the 51st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or conversion of the notes if we make the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock.

              In addition, if any of the capped call transactions fails to become effective, whether or not the concurrent offering is completed, or is terminated for any other reason, the option counterparty thereto and/or its affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock. The potential effect, if any, of these transactions and activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could adversely affect the value of our common stock.

              We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

              In addition, a failure by any of the option counterparties or their affiliates (due to bankruptcy or otherwise) to pay or deliver, as the case may be, to us amounts owed to us under the related capped call transaction will not reduce the consideration we are required to deliver to a holder upon its conversion of 2026 convertible notes and may result in an increase in dilution with respect to our common stock.

The existing capped call transaction may affect the value of our common stock.

              In November 2018, we issued an aggregate of $210.0 million principal amount of the 2023 convertible notes. In connection with the 2023 convertible notes, we entered into a capped call transaction (the "existing capped call transaction") with a financial institution (the "existing option counterparty").

              The existing option counterparty or its affiliates may modify their hedge positions with respect to the existing capped call transaction by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions from time to time (and are likely to do so during any observation period related to a conversion of the 2023 convertible notes). This activity could cause or avoid an increase or a decrease in the market price of our common stock.

The termination of a portion of the existing capped call transaction may affect the value of our common stock.

              In connection with the repurchase of 2023 convertible notes, we entered into an agreement with the existing option counterparty to terminate a portion of the existing capped call transaction in a notional amount corresponding to the amount of such 2023 convertible notes repurchased, if any. In connection with the partial termination of the existing capped call transaction and the related unwinding of the existing hedge position of the existing option counterparty with respect to such transaction, the existing option counterparty and/or its respective affiliates are expected to sell shares of our common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to our common stock. In particular, in connection with the repurchase of 2023 convertible notes and termination of a corresponding portion of the existing capped call transaction, we expect the existing option counterparty to sell shares of our common stock in the open market for some period of time. Depending on when it occurs, the hedge unwind activity of the existing option counterparty may to some extent offset the effects of the hedge unwind activity of the holders of 2023 convertible notes described below. We may enter into further agreements with the existing option counterparty to further terminate any remaining portion of the existing capped call transaction in connection with any subsequent repurchase of a portion of the 2023 convertible notes.

Repurchases of the 2023 convertible notes may affect the value of our common stock.

              We intend to use approximately $127.4 million of the net proceeds from the concurrent offering, if it is completed, to repurchase approximately $115 million aggregate principal amount of our outstanding 2023 convertible notes in privately negotiated transactions. Any repurchase of our outstanding 2023 convertible notes is likely to affect the market price of our common stock. We expect that holders of the 2023 convertible notes that sell their 2023 convertible notes to us in any note repurchase transaction may enter into or unwind various derivatives with respect to our common stock and/or purchase or sell shares of our common stock in the market to hedge their exposure in connection with these transactions. In particular, we expect that many holders of the 2023 convertible notes employ a convertible arbitrage strategy with respect to the 2023 convertible notes and have a short position with respect to our common stock that they would close, through purchases of our common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to our common stock, in connection with our repurchase of their 2023 convertible notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of our common stock at this time.

              In addition, the market price of our common stock is likely to be affected by short sales of our common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to our common stock by some of the investors in the notes that do not sell the 2023 convertible notes to us and by the hedging activity of the existing option counterparty as described above under "Risk Factors—Risks Related to the Concurrent Offering—The existing capped call transaction may affect the value of our common stock." We cannot predict the magnitude of such market activity or the overall effect it will have on the price of our common stock. In connection with these transactions, we may make and/or receive payments in amounts that depend on the market price of our common stock at such times or during such periods as agreed with the holders of the 2023 convertible notes and/or the existing option counterparty.

Risks Related to Our Products, Programs and Operations

Our ability to continue as a going concern and achieve profitability is highly dependent on the commercial success of OMIDRIA, and to the extent OMIDRIA is not successful, our business, financial condition and results of operations may be materially adversely affected, and the price of our common stock may decline.

              OMIDRIA is our only product that has been approved by the FDA, for commercial sale in the U.S. For the three months ended June 30, 2020, we recorded net sales of OMIDRIA of $13.5 million. Revenues from sales of OMIDRIA have not been sufficient to fund our operations fully in prior periods and we cannot provide assurance that revenues from OMIDRIA sales will be sufficient to fund our operations fully in the future. We will need to generate substantially more product revenue from OMIDRIA to achieve and sustain profitability. We may be unable to sustain or increase revenues generated from OMIDRIA product sales for a number of reasons, including:

  •
  the significant reduction in the volume of ophthalmic surgical procedures and corresponding reduction in demand for OMIDRIA as a result of the COVID-19 pandemic;

  •
  the scheduled expiration of pass-through reimbursement on September 30, 2020 and uncertainty regarding the extent of coverage and reimbursement for OMIDRIA when used in Medicare patients after September 30, 2020;

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  pricing, coverage and reimbursement policies of government and private payers such as Medicare, Medicaid, the U.S. Department of Veterans Affairs, group purchasing organizations, insurance companies, health maintenance organizations and other plan administrators;

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  a lack of acceptance by physicians, patients and other members of the healthcare community;

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  the availability, relative price and efficacy of the product as compared to alternative treatment options or branded, compounded or generic competing products;

  •
  an unknown safety risk;

  •
  the failure to enter into and maintain acceptable partnering arrangements for marketing and distribution of OMIDRIA outside of the U.S.; and

  •
  changed or increased regulatory restrictions in the U.S., EU or other foreign territories.

              In the event that pass-through status for OMIDRIA expires on September 30, 2020 and we are not able to secure separate payment or similar reimbursement for OMIDRIA, or if there is a delay between September 30, 2020 and when we are able to secure separate payment or similar reimbursement for OMIDRIA, our revenue from OMIDRIA could decrease significantly as was the case during the period from January 1, 2018 to September 30, 2018, when OMIDRIA was not reimbursed separately when used for procedures involving patients covered by Medicare Part B.

              Any decline in sales from OMIDRIA also would impact our ability to borrow under the Loan Agreement since the amount we can borrow is dependent on our eligible receivables.

The spread of COVID-19 and efforts to reduce its transmission may negatively impact our business, operations and financial results.

              The COVID-19 pandemic has significantly affected the global economy and has adversely affected our sales of OMIDRIA due to a reduction in the overall volume of cataract surgery and intraocular lens replacement procedures. In March 2020, ASCs and hospitals using OMIDRIA postponed nearly all cataract procedures in response to recommendations from government and medical organizations. As a result, we did not record any sales of OMIDRIA to our wholesalers from March 25 to May 19, 2020. Beginning in the second half of May 2020, cataract surgeries resumed to varying degrees in locations throughout the country. If the number of cataract procedures continues to be limited, either by necessity for time-consuming safety protocols, reduction in patient demand, or the imposition of prohibitions on elective surgeries in some localities, then there may be a corresponding reduction in demand for OMIDRIA.

              We may also experience disruptions to our operations due to COVID-19, such as delays or disruptions with respect to manufacturing of clinical or commercial drug substance or drug product and delays in our clinical trials or in the submission or review of regulatory applications. Such delays or disruptions could negatively affect our commercial operations, clinical programs, and research and development. The health of our employees, contractors and other persons on whom we rely may be adversely affected by COVID-19. Although we are taking precautionary measures intended to help minimize the risk of the virus to our employees, these measures may be ineffective or may otherwise adversely affect our productivity. In addition, the conditions created by the pandemic may intensify other risks inherent in our business. Due to the unknown magnitude, duration and outcome of the COVID-19 pandemic, it is not possible to estimate precisely its impact on our business, operations or financial results; however, the impact could be material.

              To the extent COVID-19 adversely affects our business, financial condition, and results of operations and global economic conditions more generally, it may also have the effect of heightening many of the other risk factors set forth herein as well as those described in "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019.

We may be unable to further evaluate narsoplimab in COVID-19 patients and there can be no guarantee that the results of any such evaluations will be favorable.

              In response to the COVID-19 pandemic, we initiated a compassionate use program for narsoplimab to treat six COVID-19 patients with ARDS. While all six COVID-19 patients treated with narsoplimab survived and recovered, and we believe the results observed following narsoplimab treatment in severe COVID-19 cases were consistent with those seen in HSCT-TMA, we cannot provide assurance that we will be able to evaluate narsoplimab in additional COVID-19 patients, or that the results observed in the compassionate use program will be observed in any future study of narsoplimab for this indication. We may be unable to design and conduct a large-scale clinical trial evaluating narsoplimab in COVID-19 or otherwise access and treat additional COVID-19 patients, we may be unable to secure the large-scale manufacturing capacity from third parties necessary to manufacture narsoplimab in sufficient quantities to enable broader availability of narsoplimab for COVID-19 patients, or we may be unable to secure funding and other resources necessary for us to conduct these activities from government or other sources. In addition, another party may be successful in producing a vaccine or an alternative therapy for COVID-19 or ARDS associated with COVID-19, which may also lead to the diversion of governmental and other potential sources of funding away from us and toward other companies and limit the viability of any approved or authorized product candidate for the treatment of COVID-19. Any therapeutic candidate that we may develop to address COVID-19 will be subject to risks in addition to those normally associated with pharmaceutical research, development, and commercialization, such as higher risk of technical failure, lower and transient opportunities for revenue, higher manufacturing costs, product safety or efficacy risks related to an expedited research and development timeline, and novel liability theories. Relatedly, FDA may require that we conduct a large-scale trial of narsoplimab in COVID-19 patients in order to grant any approval or authorization. These risks may affect our ability to develop or commercialize a therapeutic for COVID-19 or any other current or future indication.

If our clinical trials or clinical protocols are delayed, suspended or terminated, we may be unable to develop our product candidates on a timely basis, which would adversely affect our ability to obtain regulatory approvals, increase our development costs and delay or prevent commercialization of approved products.

              We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical trials or clinical data collection protocols that will cause regulatory agencies, institutional review boards or ethics committees, or us to delay our clinical trials or suspend or delay the analysis of the data from those trials. Clinical trials and clinical data protocols can be delayed for a variety of reasons, including:

  •
  discussions with the FDA, the EMA or other foreign authorities regarding the scope or design of our clinical trials or clinical data collection protocols;

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  delays or the inability to obtain required approvals from institutional review boards, ethics committees or other responsible entities at clinical sites selected for participation in our clinical trials;

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  delays in enrolling patients into clinical trials, collecting data from enrolled patients, adequately monitoring patients before or after treatment, or collecting historical control data for any reason including disease severity, trial or data collection protocol design, study eligibility criteria, patient population size (e.g., for orphan diseases or for some pediatric indications), proximity or availability of clinical trial sites for prospective patients, availability of competing therapies and clinical trials, regional differences in diagnosis and treatment, perceived risks and benefits of the product or product candidate, physician patient referral practices, disruptions due to external events, including an outbreak of pandemic or contagious disease such as the COVID-19 coronavirus, which has slowed enrollment in our clinical trials of narsoplimab in patients with IgA nephropathy;

  •
  lower than anticipated retention rates of patients in clinical trials;

  •
  the need to repeat or conduct additional clinical trials as a result of inconclusive or negative results, failure to replicate positive early clinical data in subsequent clinical trials, failure to deliver an efficacious dose of a product candidate, poorly executed testing, a failure of a clinical site to adhere to the clinical protocol, an unacceptable study design or other problems;

  •
  adverse findings in clinical or nonclinical studies related to the safety of our product candidates in humans;

  •
  an insufficient supply of product candidate materials or other materials necessary to conduct our clinical trials;

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  the need to qualify new suppliers of product candidate materials for FDA and foreign regulatory approval;

  •
  an unfavorable inspection or review by the FDA or other regulatory authority of a clinical trial site or records of any clinical investigation;

  •
  the occurrence of unacceptable drug-related side effects or adverse events experienced by participants in our clinical trials;

  •
  the suspension by a regulatory agency of a trial by imposing a clinical hold; or

  •
  the amendment of clinical trial or data collection protocols to reflect changes in regulatory requirements and guidance or other reasons as well as subsequent re-examination of amendments to clinical trial or data collection protocols by institutional review boards or ethics committees.

              In addition, our clinical trial or development programs have been, and in the future may be, suspended or terminated by us, the FDA or other regulatory authorities, or institutional review boards or ethics committees due to a number of factors, including:

  •
  failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

  •
  inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

  •
  the failure to remove a clinical hold in a timely manner, if at all;

  •
  unforeseen safety issues or any determination that a trial presents unacceptable health risks;

  •
  inability to deliver an efficacious dose of a product candidate; or

  •
  lack of adequate funding to continue the clinical trial or development program, including as a result of unforeseen costs due to enrollment delays, requirements to conduct additional trials and studies or increased expenses associated with the services of our contract research organizations, or other third parties.

              If the results of our clinical trials are not available when we expect or if we encounter any delay in the analysis of data from our clinical trials, we may be unable to file for regulatory approval or conduct additional clinical trials on the schedule we currently anticipate. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Any delays in completing our clinical trials could increase our development costs, could slow down our product development and regulatory submission process, could delay our receipt of product revenue and could make it difficult to raise additional capital. In addition, significant clinical trial delays also could allow our competitors to bring products to market before we do and impair our ability to commercialize our future products, potentially harming our business.

USE OF PROCEEDS

              We estimate that the net proceeds from this offering will be approximately $93.7 million (or approximately $107.8 million if the underwriters fully exercise their option to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

              We intend to use the net proceeds of the offering for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing our development programs and product candidates toward regulatory submissions and potential commercialization. Our management will have broad discretion in the application of the remaining net proceeds of this offering. Pending application of the remaining net proceeds of this offering as described above, we intend to invest the remaining net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

              The following table presents our cash and cash equivalents and our capitalization as of June 30, 2020:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the issuance and sale of 6,900,000 shares of common stock in this offering (assuming no exercise of the underwriters' option to purchase additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

  •
  on an as further adjusted basis to give effect to the issuance and sale of $210,000,000 aggregate principal amount of 2026 convertible notes in the concurrent offering (assuming no exercise of the option of the underwriters of the concurrent offering to purchase additional 2026 convertible notes), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

              The as adjusted and as further adjusted information in the table below is illustrative only, and our capitalization following the completion of this offering and the concurrent offering, if it is completed, will depend on the final terms of this offering and the concurrent offering. Moreover, because the completion of this offering is not contingent on the completion of the concurrent offering, you should not assume that the concurrent offering, as reflected in the as further adjusted column in the table below, will take place.

	As of June 30, 2020
	Actual	As adjusted	As further adjusted
	(In thousands, except share and per share data)
Cash, cash equivalents, and short-term investments(1)	$16,088	$109,785	$313,510

Debt:
6.25% Convertible Senior Notes due 2023(1)(2)	210,000	210,000	210,000
Principal amount of 5.25% convertible senior notes due 2026 we are offering in the concurrent offering(3)	—	—	210,000

Total debt	210,000	210,000	420,000

Shareholders' deficit:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized; none issued and outstanding, actual, as adjusted, and as further adjusted	—	—	—
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 54,515,858 shares issued and outstanding, actual; and 61,415,858 shares issued and outstanding as adjusted and as further adjusted	545	614	614
Additional paid-in capital(1)(3)	635,121	728,749	728,749
Accumulated deficit(1)	(796,936)	(796,936)	(796,936)

Total shareholders' deficit(1)(3)	(161,270)	(67,573)	(67,573)

Total capitalization(1)(3)	$48,730	$142,427	$352,427

(1)
The as further adjusted column does not reflect our expected use of approximately $21.7 million of the net proceeds from the concurrent offering to fund the cost of entering into the capped call transactions described in the prospectus supplement for the concurrent offering, the use of approximately $127.4 million of the net proceeds from the concurrent offering to use to finance the repurchase of approximately $115 million aggregate principal amount of the 2023 convertible notes or the expected receipt of approximately $8.4 million from the existing option counterparty in connection with the partial unwinding of the existing capped call transaction. We expect the cost of the capped call transactions to be reflected as a reduction to additional paid-in capital in the shareholders' equity section of our balance sheet.

(2)
The amounts shown represent the currently outstanding principal amount of 2023 convertible notes and the amount stated in the as further adjusted column do not reflect the repurchase of approximately $115 million aggregate principal amount of the 2023 convertible notes with a portion of the proceeds from the concurrent offering. In accordance with the accounting standards described in more detail in note (3) below, the equity and debt components of these notes are separately accounted for in our financial statements prepared in accordance with generally accepted accounting principles. As of June 30, 2020, the carrying value of the debt component of our existing notes was approximately $163.4 million and the carrying value of the equity component, which is reflected in additional paid-in capital in the table above, was approximately $55.7 million.

(3)
The amount shown in the as further adjusted column represents the aggregate principal amount of 2026 convertible notes that we are offering in the concurrent offering. However, applicable accounting standards require separate accounting for the debt and equity components of 2023 convertible notes that, like the notes we are offering, can be settled partially or fully in cash upon conversion. We expect the initial carrying amount of the debt component of the 2026 convertible notes, which will be reflected as a liability on our balance sheet, to be the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt), net of issuance costs attributable to the debt component. The excess of the net proceeds of the notes over this initial liability carrying amount will be deemed to be the equity component of the notes. We expect to record the amount of the equity component as an increase to additional paid-in capital in the shareholders' equity section of our balance sheet and as a debt discount on the notes for accounting purposes. This debt discount will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss. Future accounting standards may change the manner in which we reflect the notes in our financial statements.

 DESCRIPTION OF THE CONCURRENT OFFERING

              Concurrently with this offering, we are offering, through a separate prospectus supplement, 5.25% convertible senior notes due 2026, which we refer to as the 2026 convertible notes, in an aggregate principal amount of $210.0 million, plus up to an additional $31.5 million aggregate principal amount of 2026 convertible notes that the underwriters of the concurrent offering have the option to purchase from us. We estimate that the net proceeds to us from the concurrent offering, if it is consummated, will be approximately $203.7 million (or approximately $234.4 million if the underwriters of the concurrent offering fully exercise their option to purchase additional 2026 convertible notes), after deducting the underwriting discounts and commissions and estimated offering expenses. If the concurrent offering is consummated, we intend to use approximately $21.7 million of the net proceeds from the concurrent offering to enter into capped call transactions with the option counterparties and to use approximately $127.4 million of the net proceeds to repurchase approximately $115 million aggregate principal amount of the 2023 convertible notes. We also expect to receive approximately $8.4 million from the existing option counterparty in connection with the partial unwinding of the existing capped call transaction in an amount that is proportionate to our repurchase of a portion of the 2023 convertible notes.

              The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering.

              The 2026 convertible notes will be our senior, unsecured obligations and will accrue interest at a rate of 5.25% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The 2026 convertible notes will mature on February 15, 2026, unless earlier repurchased, redeemed or converted. Before August 15, 2025, noteholders will have the right to convert their 2026 convertible notes only upon the occurrence of certain events. From and after August 15, 2025, noteholders may convert their 2026 convertible notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of its common stock, at our election. The initial conversion rate is 54.0906 shares of common stock per $1,000 principal amount of 2026 convertible notes, which represents an initial conversion price of approximately $18.49 per share of common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a "make-whole fundamental change" (which will be defined in the indenture governing the 2026 convertible notes to include certain business combination transactions involving us, the delisting of our common stock and the calling of the 2026 convertible notes for redemption) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

              The 2026 convertible notes will be redeemable, in whole and not in part, for cash at our option at any time, and from time to time, on or after August 15, 2023, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the 2026 convertible notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

              If a "fundamental change" (which will be defined in the indenture governing the 2026 convertible notes to include certain change-of-control events and the delisting of our common stock)

occurs, then noteholders may require us to repurchase their 2026 convertible notes for cash. The repurchase price will be equal to the principal amount of the 2026 convertible notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

              In connection with the pricing of the 2026 convertible notes, we expect to enter into capped call transactions with the option counterparties. The capped call transactions will cover, subject to customary anti-dilution adjustments that may not match those applicable to the conversion price of the 2026 convertible notes, the number of shares of our common stock initially underlying the 2026 convertible notes. The capped call transactions are intended generally to reduce the potential dilutive impact of the conversion feature of the 2026 convertible notes on our outstanding shares of common stock or, at our election (subject to certain conditions), offset any cash payments we will be required to make in excess of the principal amount, upon any conversion of the 2026 convertible notes, with such reduction or offset subject to a cap. If the underwriters in the concurrent offering exercise their option to purchase additional 2026 convertible notes, we expect to enter into additional capped call transactions with the option counterparties.

              In connection with establishing their initial hedges of the capped call transactions, we have been informed that the option counterparties and/or their affiliates expect to purchase shares of our common stock and/or enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the 2026 convertible notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the 2026 convertible notes at that time.

              In addition, the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the 2026 convertible notes and prior to the maturity of the 2026 convertible notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 50 trading day period beginning on the 51st scheduled trading day prior to the maturity date of the 2026 convertible notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or conversion of the 2026 convertible notes if we make the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the 2026 convertible notes.

              For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with the 2026 convertible note hedge and warrant transactions, see "Risk Factors—Risks Related to the Concurrent Offering—The capped call transactions entered into in connection with the concurrent offering may affect the value of our common stock."

 DILUTION

              If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book deficit as of June 30, 2020 was approximately $161.3 million, or $2.96 per share. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this public offering.

              After giving effect to the sale of 6,900,000 shares of our common stock at an assumed public offering price of $14.50 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our adjusted net tangible book deficit as of June 30, 2020 would have been approximately $67.6 million, or $1.10 per share. This represents an immediate increase in the net tangible book value of $1.86 per share to existing shareholders and immediate dilution in net tangible book value of $15.60 per share to investors purchasing our common stock in this offering at the assumed public offering price.

              The amounts in the table below assume no exercise by the underwriters of their option to purchase additional shares of our common stock.

              The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$14.50
Net tangible book deficit per share as of June 30, 2020	$(2.96)
Increase in net tangible book value per share attributable to new investors purchasing our common stock in this offering	$1.86

As adjusted net tangible book deficit per share on June 30, 2020, after this offering	$(1.10)
Dilution per share to new investors purchasing our common stock in this offering		$15.60

              If the underwriters exercise in full its option to purchase up to 1,035,000 additional shares of our common stock, the as adjusted net tangible book deficit as of June 30, 2020 after giving effect to this offering would have been approximately $0.86 per share, representing an increase in net tangible book value of $2.10 per share to existing shareholders and immediate dilution in net tangible book value of $15.36 per share to investors at the price for which we sold the shares to the underwriters.

              Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices. The dilution per share to new investors purchasing our common stock in this offering will depend on the number and price of shares of our common stock that are sold in this offering.

              The number of shares of our common stock to be outstanding immediately after this offering, as reported above, is based on 54,515,858 shares outstanding as of June 30, 2020, and excludes as of that date:

  •
  12,785,685 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $11.87 per share;

  •
  243,115 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $20.68 per share; and

  •
  3,471,657 shares of common stock available for future grants under our 2017 Omnibus Incentive Compensation Plan.

              In addition, the number of shares to be outstanding immediately after this offering does not include shares of common stock issuable upon conversion of the 2023 convertible notes, to the extent we elect to settle conversions of the 2023 convertible notes in shares of common stock, or any shares of common stock issuable upon the conversion of any 2026 convertible notes, if issued. The conversion price of the 2023 convertible notes is $19.22 per share, but due to the capped call transaction we entered into in connection with the issuance of the 2023 convertible notes, we will only be required to issue shares of common stock or make cash payments to settle conversions to the extent the market price of our common stock at the time of conversion is greater than $28.8360.

              To the extent that outstanding options or warrants as of June 30, 2020 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. We also may choose to raise additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DIVIDEND POLICY

              We have never declared or paid any cash dividends on our capital stock, and under our Loan and Security Agreement with Silicon Valley Bank, we have agreed not to pay any dividends without Silicon Valley Bank's prior written consent. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following discussion describes material United States federal income and certain estate tax considerations relating to the acquisition, ownership, and disposition of shares by a non-U.S. Holder (as defined below) that acquires our shares in this offering and holds them as a capital asset. This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. This section does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction.

              For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of our shares that, for United States federal income tax purposes, is:

  •
  a non-resident alien individual;

  •
  a foreign corporation;

  •
  an estate the income of which is not subject to United States federal income taxation regardless of its source; or

  •
  a trust that does not have in effect a valid election under the Treasury regulations to be treated as a United States person and either (1) no court within the United States is able to exercise primary supervision over the trust's administration or (2) no United States person has the authority to control all substantial decisions of that trust.

              This discussion does not address all aspects of United States federal income taxation that may be applicable to holders in light of their particular circumstances or status (including, for example, banks and other financial institutions, insurance companies, brokers and dealers in securities or currencies, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities or arrangements, corporations that accumulate earnings to avoid United States federal income tax, tax-exempt organizations, pension plans, persons that hold our shares as part of a straddle, hedge or other integrated investment, persons subject to alternative minimum tax, certain United States expatriates, and foreign governments or agencies).

              If any entity or arrangement treated as a partnership for United States federal income tax purposes holds our shares, the tax treatment of a person treated as a partner in the partnership for United States federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their own tax advisors.

              This discussion addresses only non-U.S. holders and does not discuss any tax considerations other than United States federal income tax and certain United States federal estate tax considerations. Prospective investors are urged to consult their own tax advisors regarding the United States federal, state and local, and foreign tax consequences of the purchase, ownership, and disposition of our shares, including the effect of any applicable income or estate tax treaty.

Dividends

              As discussed above, we do not currently expect to pay dividends. If we do make a distribution of cash or property with respect to our shares, any such distribution generally will constitute a dividend for United States federal income tax purposes except as described below. Subject to the discussion below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding," and except as described below, any such dividends paid to a non-U.S. holder generally will be subject to withholding tax at a 30% rate or at a lower rate under an applicable income tax treaty between the

United States and the non-U.S. holder's country of residence. In order to receive a reduced treaty withholding tax rate and to avoid backup withholding, as described below, a non-U.S. holder must furnish to us a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) prior to payment of the dividend, certifying under penalties of perjury that the non-U.S. holder is entitled to a reduction in withholding under an applicable income tax treaty. A non-U.S. holder that holds our shares through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us either directly or through other intermediaries. A non-U.S. holder that is eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing a refund claim with the Internal Revenue Service.

              If a dividend is "effectively connected" with the conduct of a trade or business in the United States of the non-U.S. holder (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the non-U.S. holder is exempt from the withholding tax described above provided that the holder has furnished to us an Internal Revenue Service Form W-8ECI (or applicable successor form), certifying under penalties of perjury that the dividend is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained in the United States). "Effectively connected" dividends will generally be subject to United States federal income tax on a net income basis at the rates that apply to U.S. persons. A non-U.S. holder that is a corporation for United States federal income tax purposes may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or at a lower rate under an applicable income tax treaty) with respect to its "effectively connected" dividends.

              To the extent a distribution with respect to our shares exceeds our current or accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will be treated, first, as a tax-free return of the non-U.S. holder's investment, up to the holder's adjusted tax basis in its shares, and, thereafter, as capital gain, which is subject to the tax treatment described below in "—Gain on Sale, Exchange or Other Taxable Disposition."

Gain On Sale, Exchange or Other Taxable Disposition

              Subject to the discussion below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding," a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain realized upon a sale, exchange or other taxable disposition of shares (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution for United States federal income tax purposes) unless:

  •
  the gain is "effectively connected" with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States), in which case the non-U.S. holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the United States and, if the non-U.S. holder is a corporation for United States federal income tax purposes, may be subject to an additional "branch profits tax" at a 30% rate (or at a lower rate under an applicable income tax treaty);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions, in which case the non-U.S. holder generally will be subject to United States federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

  •
  we are or have been a "United States real property holding corporation" or USRPHC (as described below) at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder's holding period for our shares (the "relevant period") and the non-U.S. holder (i) disposes of our shares during a calendar year when our shares are no longer regularly traded on an established securities market or (ii) owned (directly, indirectly, and constructively) more than 5% of our shares at any time during the relevant period, in which case such a non-U.S. holder will be subject to tax on the gain on the disposition of shares generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the "branch profits tax" will not apply.

              We believe we currently are not, and we do not anticipate becoming, a USRPHC for United States federal income tax purposes. Generally, a corporation is a USRPHC only if the fair market value of its United States real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

FATCA Withholding

              Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:

  •
  a "foreign financial institution" (as defined under FATCA) that does not furnish proper documentation, typically on Internal Revenue Service Form W-8BEN-E, evidencing (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

  •
  a "non-financial foreign entity" (as defined under FATCA) that does not provide sufficient documentation, typically on Internal Revenue Service Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

              Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Omeros Corporation, will determine whether or not to implement gross proceeds FATCA withholding.

              If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above under "—Dividends," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

              Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return.

Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.

Information Reporting and Backup Withholding

              Except as described below, a non-U.S. holder generally will be exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our shares effected at a United States office of a broker, as long as the payor or broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the payor or broker:

  •
  a valid Internal Revenue Service Form W-8BEN or Form W-8BEN-E on which the non-U.S. holder certifies, under penalties of perjury, that it is a non-United States person; or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury Regulations,

or the non-U.S. holder otherwise establishes an exemption.

              However, we must report annually to the Internal Revenue Service and to non-U.S. holders the amount of distributions paid to them and the tax withheld with respect to such distributions, regardless of whether such distributions constitute dividends or whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the respective non-U.S. holder resides under the provisions of an applicable income tax treaty.

              Payment of the proceeds from the sale of our common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our shares by a non-U.S. holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by the non-U.S. holder in the United States;

  •
  the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a United States address; or

  •
  the sale has some other specified connection with the United States as provided in the Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the non-U.S. holder otherwise establishes an exemption.

              In addition, a sale of shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person;

  •
  a "controlled foreign corporation" for United States federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year (a) one or more of its partners are "U.S. persons", as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

              Backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder's income tax liability by timely filing a refund claim with the Internal Revenue Service.

Federal Estate Taxes

              The estates of nonresident alien decedents generally are subject to United States federal estate tax on property with a United States situs. Because we are a United States corporation, our shares will be United States situs property and therefore will be included in the taxable estate of a nonresident alien decedent at the time of the decedent's death, unless an applicable estate tax treaty between the United States and the decedent's country of residence provides otherwise. An estate tax credit is available to reduce the net tax liability of a nonresident alien's estate, but the estate tax credit for a nonresident alien is generally much smaller than the applicable credit for computing the estate tax of a United States resident. Nonresident aliens should consult their personal tax advisors regarding the United States federal estate tax consequences of owning our shares.

UNDERWRITING

              BofA Securities, Inc. and J.P. Morgan Securities LLC, is acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the number of shares of common stock set forth opposite its name below:

Underwriters	Number of Shares
BofA Securities, Inc.	2,932,500
J.P. Morgan Securities LLC	2,932,500
Cantor Fitzgerald & Co.	690,000
WBB Securities LLC	345,000

Total	6,900,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

              We have granted an option to the underwriters to purchase up to 1,035,000 additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.87 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$14.50	$100,050,000	$115,057,500
Underwriting discount	$0.87	$6,003,000	$6,903,450
Proceeds, before expenses, to us	$13.63	$94,047,000	$108,154,050

              The total expenses of the offering, not including the underwriting discount, are estimated at $350,000 and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $7,000.

No Sales of Similar Securities

              Pursuant to certain "lock-up" agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representatives for a period of 60 days after the date of the underwriting agreement.

              This lock-up provision applies to common stock and to securities convertible into or exercisable or exchangeable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions to the lock-up for executive officers and directors are for: (a) the transfer of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift to any member of the immediate family of the executive officer or director or to a trust formed for the benefit of an immediate family member, (ii) by will or intestate succession, or (iii) as a bona fide gift to a charity, non-profit organization or educational institution; (b) the exercise of options or warrants to purchase our common stock (including exercise on a "cashless" basis to the extent permitted by the instruments representing such options or warrants); (c) the establishment or modification of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; (d) a transfer or sale of any shares pursuant to an existing Rule 10b5-1 plan; and (e) the pledge, transfer or sale of any shares of common stock or other securities pursuant to certain existing loan or security agreements between the executive officer or director (or a member of their immediate family) and a bank or other financial institution; each of which is subject to certain conditions set forth in the lock-up agreements with the executive officers and directors. The exceptions to the lock-up for us are: (1) our sale of shares of common stock in this offering; (2) our issuance of stock options pursuant to existing option plans; (3) our issuance of common stock upon the exercise of options or warrants to purchase our common stock currently outstanding; (4) our issuance of common stock upon conversion of the 2023 convertible notes; (5) our entry into, or the exercise of rights under or termination of, the capped call transactions; and (6) our sale of the 2026 convertible notes issued in the concurrent offering (including any issuance of common stock upon conversion of such notes). In addition, under the lock-up, we are permitted to enter into an agreement to sell shares of common stock in an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act and to make related filings with the SEC, provided that we do not sell shares of common stock under the agreement during the lock-up period.

              Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, transfers or sales of shares of common stock pursuant to the capped call transactions that we expect to execute concurrently with the pricing of the notes in the concurrent offering.

The Nasdaq Global Market Listing

              The shares are listed on The Nasdaq Global Market under the symbol "OMER."

Price Stabilization, Short Positions

              Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obliged to engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

              In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

              Some of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their respective affiliates may enter into the capped call transactions with us in connection with the concurrent offering of our convertible senior notes and will receive a portion of the net proceeds from the concurrent offering applied to those transactions, if completed. In addition, BofA Securities, Inc. and J.P. Morgan Securities LLC also are acting as underwriters in the concurrent offering of our convertible senior notes, for which they will receive customary discounts and commissions if the concurrent offering is consummated.

              In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

              In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require us or the underwriters or to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

              Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

              In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

              We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

              References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

              The above selling restriction is in addition to any other selling restrictions set out below.

              In connection with the offering, BofA Securities, Inc. and J.P. Morgan Securities LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

              This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

              The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

              This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

              The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  •
  where no consideration is or will be given for the transfer;

  •
  where the transfer is by operation of law; or

  •
  as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

              The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

              The validity of the common stock offered hereby will be passed upon by Keller Rohrback L.L.P., Seattle, Washington. Certain other legal matters in connection with this offering will be passed upon by Covington & Burling LLP, Washington, D.C., Peter B. Cancelmo, Vice President, General Counsel and Secretary of Omeros, and Tina Quinton, Vice President, Patents of Omeros. As of August 12, 2020, Mr. Cancelmo held 200 shares of our common stock and Mr. Cancelmo and Ms. Quinton held options under our equity incentive plans to purchase up to 90,000 and 129,731 shares of our common stock, respectively, and each was eligible to receive additional equity awards under our 2017 Omnibus Incentive Compensation Plan. Latham & Watkins LLP is counsel to the underwriters in connection with this offering.

EXPERTS

              Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Omeros' internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.omeros.com under the "Investors & News—Financial Information—SEC Filings" caption to the SEC's EDGAR Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

              We have filed with the SEC a registration statement under the Securities Act relating to the common stock in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under "Incorporation of Documents by Reference" are also available on our website, www.omeros.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

 INCORPORATION OF DOCUMENTS BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 001-34475) are incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020;

  •
  our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020, respectively; and

  •
  our Current Reports on Form 8-K filed with the SEC on February 11, 2020 and June 11, 2020 (excluding all information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01).

              All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

              This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. Neither we, nor the underwriters take any responsibility for, and can provide no assurances as to the reliability of, any information that others may give. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

              We will provide without charge to each person to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus. We will not provide exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.

PROSPECTUS

        By this prospectus, Omeros Corporation may from time to time offer and sell:

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Units

        From time to time, we may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any options held by them to purchase additional securities will be described in the applicable prospectus supplement. See "Plan of Distribution."

        Our common stock is listed on The Nasdaq Global Market under the symbol "OMER." On December 3, 2019, the closing price of our common stock was $14.37 per share.

        Investing in our securities involves significant risks. Before buying our securities, you should carefully consider the risks described under the caption "Risk Factors" beginning on page 3 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the "SEC") using an automatic shelf registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under "Where You Can Find More Information."

        This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934 (the "Exchange Act").

        We have not authorized anyone else to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus, any prospectus supplement and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

        Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms "Omeros," "we," "us," and "our" refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

 FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act"), and Section 21E of the Exchange Act, which are subject to the "safe harbor" created by those sections for such statements. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are "forward-looking statements." Terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would," and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary" and "Risk Factors," and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include, but are not limited to, statements regarding:

  •
  our expectations related to obtaining permanent separate or similar reimbursement for OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1%/0.3% from the Centers for Medicare & Medicaid Services for periods after September 30, 2020, and our expectations regarding reimbursement coverage for OMIDRIA by commercial and government payers;

  •
  our estimates regarding how long our existing cash, cash equivalents, short-term investments and revenues will be sufficient to fund our anticipated operating expenses, capital expenditures and debt service obligations;

  •
  our expectations relating to demand for OMIDRIA from wholesalers, ambulatory surgery centers and hospitals, and our expectations regarding OMIDRIA product sales;

  •
  our plans for the marketing and distribution of OMIDRIA and our estimates of OMIDRIA chargebacks and rebates, distribution fees and product returns;

  •
  our expectations regarding the clinical, therapeutic and competitive benefits and importance of OMIDRIA and our product candidates;

  •
  our ability to design, initiate and/or successfully complete clinical trials and other studies for our products and product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our lead MASP-2 inhibitor, narsoplimab (also referred to as OMS721), and for our other investigational candidates, including OMS527 and OMS906;

  •
  with respect to our narsoplimab clinical programs, our expectations regarding: whether enrollment in any or all ongoing and planned Phase 3 and Phase 2 clinical trials will proceed as expected; whether we can capitalize on the financial and regulatory incentives provided by orphan drug designations granted by the U.S. Food and Drug Administration (the "FDA"), the European Commission or the European Medicines Agency (the "EMA"); and whether we can capitalize on the regulatory incentives provided by fast-track and/or breakthrough therapy designations granted by the FDA;

  •
  our expectations regarding clinical plans and anticipated or potential paths to regulatory approval of narsoplimab by the FDA and/or the EMA in hematopoietic stem cell transplant-associated thrombotic microangiopathy ("HSCT-TMA"), Immunoglobulin A ("IgA") nephropathy, and atypical hemolytic uremic syndrome ("aHUS");

  •
  whether and when a Biologics License Application may be filed with the FDA for narsoplimab in any indication and whether the FDA will grant approval for narsoplimab in any indication, and whether any such approval will be accelerated or regular (full) approval;

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  whether and when a marketing authorization application may be filed with the EMA for narsoplimab in any indication and whether the EMA will grant approval for narsoplimab in any indication;

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  our plans for the commercial launch of narsoplimab following any regulatory approval and our estimates and expectations regarding coverage and reimbursement for any approved products;

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  our expectation that we will rely on contract manufacturers to manufacture OMIDRIA for commercial sale and to manufacture our product candidates for purposes of clinical supply and in anticipation of potential commercialization;

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  our ability to raise additional capital through the capital markets or through one or more corporate partnerships, equity offerings, debt financings, collaborations, licensing arrangements or asset sales;

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  our expectations about the commercial competition that OMIDRIA and our product candidates, if commercialized, face or may face;

  •
  the expected course and costs of existing claims, legal proceedings and administrative actions, our involvement in potential claims, legal proceedings and administrative actions, and the merits, potential outcomes and effects of both existing and potential claims, legal proceedings and administrative actions, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

  •
  the extent of protection that our patents provide and that our pending patent applications will provide, if patents are issued from such applications, for our technologies, programs, products and product candidates;

  •
  the factors on which we base our estimates for accounting purposes and our expectations regarding the effect of changes in accounting guidance or standards on our operating results; and

  •
  our expected financial position, performance, revenues, growth, costs and expenses, magnitude of net losses and the availability of resources.

        Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in our filings with the SEC that are incorporated herein by reference. Given these risks, uncertainties and other factors, actual results or anticipated developments may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results may materially differ from those projected in the forward-looking statements. Except as required by applicable law, we assume no obligation to update or revise any forward-looking statements contained in this prospectus, the accompanying prospectus supplement or any information incorporated by reference herein or therein, whether as a result of any new information, future events or otherwise.

ABOUT OMEROS

Company Overview

        We are a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases, disorders of the central nervous system and immune-related diseases, including cancers.

        Our drug product OMIDRIA® is marketed in the United States for use during cataract surgery or intraocular lens replacement to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative pain. In our pipeline we have multiple Phase 3 and Phase 2 clinical-stage development programs focused on complement-mediated disorders, including HSCT-TMA, IgA nephropathy and aHUS, and substance abuse. In addition, we have a diverse group of preclinical programs, including GPR174, a novel target in immuno-oncology that modulates a new cancer immunity axis recently discovered by us. Small-molecule inhibitors of GPR174 are part of our proprietary G protein-coupled receptor ("GPCR") platform through which we control 54 new GPCR drug targets and their corresponding compounds. We also exclusively possess a novel antibody-generating platform. For OMIDRIA and each of our product candidates and our programs, we have retained control of all commercial rights.

Recent Events

Clinical Findings in Pivotal Trial of HSCT-TMA Patients Treated with Narsoplimab

        On December 4, 2019, we announced positive data in our pivotal clinical trial of our investigational complement inhibitor narsoplimab in the treatment of HSCT-TMA, a frequently lethal complication of HSCT. These preliminary data were recently provided to FDA as part of our ongoing interactions with the agency regarding our rolling BLA submission. The single-arm, open-label trial included safety and efficacy endpoints that were established following discussions with FDA. These endpoints were assessed for (i) all patients who received at least one dose of narsoplimab and (ii) patients who received at least four weeks of narsoplimab dosing.

        The primary efficacy endpoint in the trial was the proportion of patients who achieved designated "responder" status based on improvement in HSCT-TMA laboratory markers and clinical status. The primary laboratory markers that were evaluated were platelet count and lactate dehydrogenase ("LDH") levels, while improvement in clinical status was evaluated based on organ function and transfusions. Patients who did not fully meet these criteria were considered "non-responders." Among patients who received at least one dose of narsoplimab, 56% achieved responder status, while 68% of patients who received the protocol-specified narsoplimab treatment of at least four weeks of dosing achieved responder status.

        Secondary endpoints in the trial were survival rates and change from baseline in HSCT-TMA laboratory markers. Among the responder population, 93% of patients survived for at least 100 days following HSCT-TMA diagnosis, while 81% of patients who received treatment for at least four weeks and 65% of the total treated population achieved this benchmark. Results also included statistically significant improvements in platelet count, LDH and haptoglobin (p < 0.01 for all treated patients, p ≤ 0.002 for patients who received treatment for at least four weeks and p < 0.001 for responders). In addition, hemoglobin increased in all groups and reached statistical significance (p = 0.041) in responders. Creatinine also improved in all patient groups, but did not reach statistical significance, we believe due to the use of nephrotoxic agents in trial patients.

        The treated population had multiple high-risk features that portend a poor outcome, including the persistence of HSCT-TMA despite modification of immunosuppression (which was a criterion for entry into the trial), graft-versus-host disease, significant infections, non-infectious pulmonary complications and neurological findings. Patients in the trial had a high expected mortality rate, with 93% of them having multiple risk factors. No signal of any serious safety risk was observed with narsoplimab in the trial. The most common adverse events observed in the trial were nausea, vomiting, diarrhea, hypokalemia, neutropenia and fever, which are all common in stem-cell transplant patients. 21% of patients died during the trial due to causes common in stem cell transplant, with no additional patients discontinuing for adverse events. The data from the patients who died were not excluded from any analyses.

        Enrollment of patients in this trial has completed. The details of the endpoints, including the response criteria agreed with FDA, and the number of patients in the trial remain confidential for competitive business reasons.

Preclinical Findings on GPR 174

        On November 19, 2019, we announced new findings on GPR174, our preclinical program targeting immuno-oncology. Our studies in mouse models of melanoma and colon carcinoma found that GPR174-deficiency resulted in significantly reduced tumor growth and improved survival of the animals (p=0.006 in melanoma; p=0.03 in colon cancer) versus normal mice. We have presented these findings at the American Association for Cancer Research Conference on Tumor Immunology and Immunotherapy.

Contract Arbitration

        On December 3, 2019, we received a demand for arbitration from a former manufacturer in connection with a contract dispute relating to failed or cancelled batches of OMS721 under a 2011 development and manufacturing agreement. The former manufacturer claims it is owed approximately $6.76 million for manufacturing milestones, raw materials and cancellation fees under the agreement, plus interest and legal fees. We dispute that these amounts are owed and intend to seek return of approximately $2.95 million in prior payments to the manufacturer. This dispute does not affect clinical or commercial supplies of narsoplimab or any of our products or other product candidates, which are currently produced by other contract manufacturers.

Corporate Information

        We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) 13(c), 14 or 15(d) of the Exchange Act can also be accessed free of charge on our website at www.omeros.com under "Investors and News—Financial Information—SEC Filings." These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC's website at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our website, www.omeros.com. We have not incorporated by reference into this prospectus the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 001-34475) are incorporated by reference herein:

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

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  our Current Reports on Form 8-K filed with the SEC on February 12, 2019, June 11, 2019, July 31, 2019 and August 8, 2019 (filed under Items 1.01, 2.03 and 9.01); and

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  the description of our common stock contained in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017.

        All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

        This prospectus, as supplemented, may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading "Risk Factors" in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes, including expenses related to funding research and development expenses for our narsoplimab programs and clinical trials, pre-clinical studies, manufacturing and other costs associated with advancing our product candidates toward Marketing Authorization Application, Biologic License Application and New Drug Application submissions. We may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments.

 DESCRIPTION OF COMMON STOCK

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), Amended and Restated Bylaws (the "Bylaws"), and applicable provisions of the Washington Business Corporation Act (the "WBCA"). Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.

Authorized and Outstanding Shares

        Our authorized capital stock consists of (i) 150,000,000 shares of common stock, par value $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2019, 49,525,474 shares of common stock were outstanding and no shares of preferred stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

Voting Rights and Cumulative Voting

        The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

Preemptive Rights; Redemption or Sinking Fund

        Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

        If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Listing; Transfer Agent and Registrar

        Our common stock is listed on The Nasdaq Global Market under the symbol "OMER." The transfer agent and registrar for our common stock is Computershare Inc. Its address is P.O. Box 505000, Louisville, Kentucky 40233-5000 and its telephone number is 1-866-282-4938.

Warrants

        As of September 30, 2019, we had outstanding warrants to purchase an aggregate of 243,115 shares of our common stock. The warrants have a weighted average exercise price of approximately $20.68 per share and will expire in the second quarter of 2023.

Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws

        Certain provisions of Washington law, our Articles of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Washington Anti-Takeover Statute

        Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a "target corporation" from engaging in specified "significant business transactions" for a period of five years after the share acquisition by an "acquiring person", unless (a) the significant business transaction or the acquiring person's purchase of shares was approved by a majority of the members of the target corporation's board of directors prior to the acquiring person's share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation's board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person's shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person's share acquisition. An "acquiring person" is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. "Significant business transactions" include, among other transactions:

  •
  mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

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  termination of 5% or more of the employees of the target corporation employed in Washington over a five-year period as a result of the acquiring person's acquisition of 10% or more of the shares;

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  allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

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  liquidating or dissolving the target corporation.

        After the five-year period, "significant business transactions" are permitted, as long as they comply with the "fair price" provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not "opt out" of this statute. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Amendment of Bylaws

        Our Articles of Incorporation and Bylaws provide that shareholders can amend or repeal our bylaws only upon the affirmative vote of the holders of our voting stock.

Undesignated Preferred Stock

        As discussed below, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Limits on Ability of Shareholders to Act by Written Consent or Call a Special Meeting

        Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. As a result, a holder controlling a majority of our capital stock who is unable to obtain unanimous written consent from all of our shareholders would not be able to amend our Bylaws or remove directors without holding a shareholders meeting.

        In addition, our Articles of Incorporation provide that, unless otherwise required by law, special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A shareholder may not call a special meeting, which may delay the ability of our shareholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Shareholder Nominations and Proposals

        Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The Bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of us.

Board Vacancies Filled Only by Directors Then in Office

        Only our board of directors may determine the number of directors on our board and fix such number by resolution from time to time. Our Articles of Incorporation provide that vacancies and newly created seats on our board of directors may only be filled by the majority vote of the remaining members of our board of directors. The inability of our shareholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but these provisions may promote a continuity of existing management.

Directors May be Removed Only for Cause

        Our directors may be removed only for cause by the affirmative vote of the holders of our voting stock at a meeting of shareholders called for such purpose.

Board Classification

        Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by our shareholders. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of the directors.

No Cumulative Voting

        Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

DESCRIPTION OF PREFERRED STOCK

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Articles of Incorporation, Bylaws and applicable provisions of the WBCA. Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.

General

        Under the terms of our Articles of Incorporation, our board of directors is authorized, from time to time and without further shareholder action, to issue of up to 20,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions applicable to the preferred stock. As of the date of this prospectus, no shares of preferred stock were outstanding and our board of directors has made no provision for the issuance of any series of preferred stock.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by Articles of Amendment to the Articles of Incorporation relating to that series and will be described in the applicable prospectus supplement. Our board of directors has the discretion to fix the number of shares of any such series and the designation thereof, and to fix and amend the powers, preferences and rights, and the limitations or restrictions granted to or imposed upon any wholly unissued series of preferred stock, including the voting rights, dividend rights, dividend rate, conversion rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any such series. Our board of directors has authority to decrease the number of shares of any series of preferred stock that is outstanding, but not below the number of shares of any such series then outstanding. In addition, any such reduction is subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Articles of Incorporation or the board resolution originally fixing the number of shares of such series.

        The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights, preferences and privileges attached to that series of preferred stock. The effects of issuing preferred stock could include one or more of the following:

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  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; or

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  delaying or preventing changes in control or management.

        The applicable prospectus supplement will specify the terms of the series of preferred stock being offered, including the following:

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  the number of shares of preferred stock being offered;

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  the designation of the series of preferred stock;

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  the per share purchase price of the preferred stock;

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  the dividend rate or method of determining the dividend rate, if any, including whether the dividend rate is fixed or variable;

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  the date or dates on which dividends will accrue and the dividend payment dates;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will accrue;

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  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and any accumulated dividends or premiums;

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  the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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  the terms and conditions, if any, for conversion or exchange of preferred stock for any other class or classes of our securities, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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  the voting rights of the preferred stock;

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  any exchange on which the preferred stock will be listed;

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  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

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  the material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up, rank (i) senior to our common stock and to any series of preferred stock which specifically provides that it will rank junior to the preferred stock being offered, (ii) junior to any series of preferred stock which specifically provides that it will rank senior to the preferred stock being offered and (iii) on parity with any other series of preferred stock.

        The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock.

Dividend Rights

        Holders of preferred stock will have the dividend rights set forth in the applicable prospectus supplement. Dividends on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

        We will appoint a transfer agent and registrar for the preferred stock that will be set forth in the applicable prospectus supplement.

Certain Anti-Takeover Matters

        Refer to "Description of Common Stock—Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws" for a discussion of provisions of the WBCA and our Articles of Incorporation and Bylaws that may have the effect of delaying, deferring or preventing a change of control.

 DESCRIPTION OF DEBT SECURITIES

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.

        The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words "Omeros Corporation," "we," "us" or "our" refer only to Omeros Corporation and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

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  the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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  the offering price;

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  the person who shall be entitled to receive interest, if other than the record holder on the record date;

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  the maturity date or dates;

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  the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

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  the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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  the place or places where payments of principal and interest may be made;

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  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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  if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

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  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

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  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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  any conversion or exchange provisions;

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  whether the debt securities will be issuable in the form of a global security;

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  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities";

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  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

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  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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  any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

  •
  any other specific terms of such debt securities.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Conversion or Exchange

        If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

  •
  the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

  •
  the successor entity assumes our obligations on the debt securities and under the applicable indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:

  (1)
  we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

  (2)
  we fail to pay principal of or any premium on any debt security of that series when due;

  (3)
  we fail to deposit any sinking fund payment when due;

  (4)
  we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

  (5)
  certain events including our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  (3)
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

        We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities, including provisions relating to the release or substitution of collateral;

  •
  providing for guaranties of, or additional obligors on, the securities;

  •
  providing for a successor trustee or additional trustees;

  •
  curing any ambiguities or inconsistencies;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        "Foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

  •
  any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

        The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

  •
  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

  •
  a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

        We may and shall resume payments on the subordinated debt securities:

  •
  in case of a payment default, when the default is cured or waived or ceases to exist; and

  •
  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice.

No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

  •
  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

  •
  all of our obligations for borrowed money;

  •
  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

  •
  our obligations:

  •
  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

  •
  as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

  •
  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

  •
  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

  •
  all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

  •
  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

  •
  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

  •
  debt to any of our subsidiaries.

        "Subsidiary" means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

 DESCRIPTION OF DEPOSITARY SHARES

        We may elect to offer fractional interests in shares of preferred stock, in which case we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, our Articles of Incorporation and the Articles of Amendment relating to the applicable series of preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

        Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants as well as the form of warrant agreement and the terms of the applicable underlying securities. Therefore, you should carefully consider the actual provisions of these documents.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

  •
  the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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  the date(s) on which the right to exercise the warrants will commence and the date(s) on which the right will expire;

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  United States federal income tax consequences applicable to the warrants;

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  provision for changes to or adjustments in the exercise price;

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  the terms of any anti-dilution or other adjustment provisions;

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  the terms of any mandatory or optional call provisions;

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  if applicable, the date on and after which the warrants and the common stock, preferred stock or debt securities underlying the warrants will be separately transferable;

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  information with respect to book entry procedures;

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  the identity of the warrant agent; and

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  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled to:

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  vote, consent or receive dividends;

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  receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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  exercise any rights as shareholders of Omeros Corporation.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

  •
  the price, if any, for the subscription rights;

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  the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

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  the number of subscription rights to be offered to each shareholder;

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  the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights;

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  the dates on which the right to exercise the subscription rights shall commence and expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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  if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights.

        The preceding summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights being offered, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. Therefore, you should carefully consider the actual provisions of the subscription right, and subscription agreement and the applicable securities.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence.

        The applicable prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

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  whether the units if issued as a separate security will be issued in fully registered or global form.

        The preceding summary of the terms of the units does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the units being offered, as well as any applicable unit agreement and the terms of the applicable classes of securities comprising the unit. Therefore, you should carefully consider the actual provisions of the unit, any unit agreement and the applicable securities.

 PLAN OF DISTRIBUTION

        We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  prices related to the prevailing market price; or

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  negotiated prices.

        Each time that we sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters', dealers' or agents' compensation;

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  any delayed delivery arrangements; and

  •
  estimated offering expenses.

        We may grant to the underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any option to purchase additional securities will be set forth in the prospectus supplement for those securities.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

        We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the underwriters and the terms of the transaction, including any underwriting discounts or commissions.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction, including any discounts or commissions received.

Direct Sales and Sales Through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, all preferred stock, debt securities, depositary shares, warrants, subscription rights and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on The Nasdaq Global Market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

 LEGAL MATTERS

        The legality of any offered securities will be passed upon for us by Covington & Burling LLP, Washington, D.C., and Keller Rohrback L.L.P., Seattle, Washington. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Omeros' internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

6,900,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

J.P. Morgan

Cantor

Co-Manager

WBB Securities

August 11, 2020